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                                                                    Exhibit 21.1



                         SUBSIDIARIES OF THE REGISTRANT

                        Subsidiary                   Jurisdiction of Operation
Endurance Specialty Insurance Ltd.                   Bermuda
Endurance U.S. Holding Corp.                         United States
Endurance Reinsurance Corporation of America         United States
Endurance Worldwide Holdings Limited                 United Kingdom
Endurance Worldwide Insurance Limited                United Kingdom